SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2004

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                                ITEX Corporation
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                      0-18275                  93-0922994
(State or other jurisdiction   (Commission file number)       (IRS employer
      of incorporation)                                   identification number)

3625 - 132nd Ave SE, Suite 200, Bellevue, WA                      98006
  (Address of principal executive offices)                      (Zip code)

           Registrant's telephone, including area code (425) 463-4000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      The information provided under Item 2.03 of this report related to the line of credit facility is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

      On December 3, 2004, ITEX Corporation entered into a Revolving Credit Agreement to establish a $750,000 line of credit facility from U.S. Bank. The revolving loan facility provides for a floating interest rate at the prime rate established by U.S. Bank, currently 5.0%. The aggregate borrowings under the loan facility may not exceed 80% of ITEX accounts receivable and other eligible accounts. The obligations of ITEX under the Revolving Credit Agreement are secured by security interests in the accounts receivable and general intangibles of ITEX. The Revolving Credit Agreement requires ITEX, among other things, to maintain certain minimum levels of net working capital and tangible net worth and meet certain minimum financial ratios, so that any advances by the Bank are subject to the Bank's continuing satisfaction with our financial condition. The Revolving Credit Agreement has events of default and other provisions that are customary for a facility of this type, including material borrowings from any third party. This is a short-term debt facility, with a maturity date of November 30, 2005.

      We have not borrowed any capital under this line of credit and have no immediate plans to do so. We may use the line of credit to finance our working capital requirements, for the continued development of our cashless payment transaction platform, or for capital to pursue new opportunities that expand market share. We paid 1/4% of the loan facility, or $1,875, as an origination fee. There are no other commitment or facility fees associated with this line of credit.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits.


Exhibit No.   Description
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   99.1       Press release dated December 6, 2004, announcing credit line

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ITEX Corporation
                                            (Registrant)

                                            By: /s/ Steven White
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                                                Steven White
                                                Chief Executive Officer

Date: December 6, 2004